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                                                                     EXHIBIT 5.1
                               September 30, 1998

US Xchange, L.L.C.
20 Monroe Avenue NW, Suite 450
Grand Rapids, Michigan 49503

Ladies and Gentlemen:

          We are acting as special counsel for US Xchange, L.L.C., a Michigan limited liability company (the "Company") in connection with various legal matters relating to the filing with the Securities and Exchange Commission of a Registration Statement on Form S-4 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), covering an offer to exchange (the "Exchange Offer") $1,000 principal amount of the Company's 15% Senior Notes due July 1, 2008 (the "Exchange Notes") for each $1,000 principal amount of its outstanding 15% Senior Notes due July 1, 2008 (the "Private Notes"), of which $200,000,000 aggregate principal amount is outstanding on the date hereof. The Exchange Notes are to be issued pursuant to an Indenture, dated as of June 25, 1998 (the "Indenture"), between the Company and The Bank of New York, as Trustee, which is filed as an exhibit to the Registration Statement.

          In connection herewith, we have examined and relied without independent investigation as to matters of fact upon such certificates of public officials, such statements and certificates of officers of the Company, originals or copies certified to our satisfaction of the Registration Statement, the Indenture, the Exchange Notes, the Registration Rights Agreement, dated as of June 25, 1998, between the Company and Morgan Stanley & Co. Incorporated, the Articles of Organization of the Company and the Operating Agreement dated as of August 1, 1996 of the Company, proceedings of the Members of the Company and such other Company records, documents, certificates and instruments as we have deemed necessary or appropriate in order to enable us to render the opinions expressed below. In rendering this opinion, we have assumed the genuineness of all signatures on all documents examined by us, the authenticity of all documents submitted to us as originals and the conformity to authentic originals of all documents submitted to us as certified or photostatted copies.

          We express no opinion as to the applicability or effect of (i) any bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, or (ii) general principles of equity, including, without limitation, concepts of reasonableness, materiality, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies, regardless of whether enforceability is considered in a proceeding in equity or at law.

          Based upon the foregoing and in reliance thereon and subject to the qualifications and limitations stated herein, we are of the opinion that:

          (1) The Company is a limited liability company validly existing in good standing under the laws of the state of Michigan; and

          (2)  When,

               (i) the Registration Statement, including any amendments thereto, shall have become effective under the Securities Act;

               (ii) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended; and

               (iii) the Exchange Notes shall have been duly executed and authenticated in accordance with the provisions of the Indenture and duly delivered to the holders thereof in exchange for the Private Notes;

                     then the Exchange Notes will be valid and binding obligations of the Company.



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US Xchange, L.L.C.
September 30, 1998
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     In addition, based on the assumptions and subject to the qualifications set forth therein, our opinion as to the material United States federal income tax consequences of the Exchange Offer is set forth in the Prospectus included as part of the Registration Statement (the "Prospectus") under the caption "Certain United States Federal Income Tax Considerations" and we hereby confirm such opinion as set forth therein.

     In rendering the opinion expressed in the immediately preceding paragraph, we have considered the applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), applicable final, temporary and proposed Treasury Regulations promulgated thereunder by the United States Treasury Department (the "Regulations"), pertinent judicial authorities, rulings of the Internal Revenue Service and such other authorities as we have considered relevant. It should be noted that the Code, the Regulations and such judicial decisions, administrative interpretations and authorities are subject to change at any time and, in some circumstances, with retroactive effect. We have also assumed that the Registration Statement reflects all of the material facts, and our opinion is expressly conditioned on, among other things, the accuracy of all such facts as of the date hereof, and the continuing accuracy of all such facts through and as of the expiration date of the Exchange Offer. Any variation or difference in the facts referred to, set forth or assumed herein or in the Registration Statement or in any of the authorities upon which our opinion is based could affect our opinion.

     This opinion is not rendered with respect to any laws other than the Michigan Limited Liability Company Act as reported in Prentice-Hall Information Services Corporation Statutes, as supplemented through May 1, 1998, and the federal laws of the United States.

     We hereby consent to (i) the filing of this opinion as an exhibit to the Registration Statement, (ii) the description of our opinion under the caption "Certain United States Federal Income Tax Considerations" in the Prospectus and
(iii) the reference to our firm under the captions "Certain United States Federal Income Tax Considerations" and "Validity of the Exchange Notes" in the Prospectus. We also consent to your filing copies of this opinion as an exhibit to the Registration Statement with agencies of such states as you deem necessary in the course of complying with the laws of such states regarding the Exchange Offer. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

                             Very truly yours,

                             /s/ Bryan Cave LLP

                             Bryan Cave LLP